Exhibit 10.5.2

July 21, 2020

Gentlemen:

Property Solutions Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering to be lead-managed by EarlyBirdCapital, Inc. (“IPO”). The Corporation currently anticipates selling units in the IPO, each comprised of one share of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) and one-half of one warrant (“Warrant”), each whole Warrant to purchase one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 100,000 units of the Corporation (“Initial Units”) at $10.00 per Initial Unit, for an aggregate purchase price of $1,000,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (“Underwriters”) exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 11,215 Units (“Additional Units” and together with the Initial Units, the “Private Units”) at $10.00 per Additional Unit for an aggregate purchase price of up to $112,150 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The undersigned shall pay the Initial Purchase Price and Over-Allotment Purchase Price (if any) for the Initial Units and Additional Units (if any) by wire transfer of immediately available funds to the trust account established by the Corporation in connection with the IPO on the date the IPO and over-allotment option are consummated, respectively.

The Private Units and underlying Private Warrants will be identical to the units and warrants to be sold by the Corporation in the IPO, except that:

●	the undersigned agrees not to seek conversion, or seek to sell in any tender offer, in connection with any amendment to the Corporation’s charter documents or any proposed Business Combination any shares of Common Stock included in the Private Units;

●	the Private Units and underlying securities will not be transferable by the undersigned until the consummation of a Business Combination (subject to certain exceptions as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and set forth in the warrant agreement governing the Private Warrants);

●	the Private Units and the securities underlying the Private Units will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Corporation and the Underwriters to be filed as an exhibit to the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units or the underlying securities if the Corporation fails to consummate a Business Combination; and

●	the Private Units and the underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to a registration rights agreement.

The undersigned further acknowledges and agrees that the Private Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(g)(2). Additionally, the Private Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Private Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Private Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units and the underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Units and the underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units or the underlying securities in violation of the securities;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

[signatures follow]

Very truly yours,

EARLYBIRDCAPITAL, INC.

By:	/s/ Steven Levine
	Name:	Steven Levine
	Title:	Chief Executive Officer

Accepted and Agreed:

PROPERTY SOLUTIONS ACQUISITION CORP.

By:	/s/ Jordan Vogel
	Name:	Jordan Vogel
	Title:	Co-Chief Executive Officer

[Signature Page to EBC Subscription Agreement]